EXECUTION VERSION

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EXHIBIT 10.22

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

by and between

MERCK & CO., INC.

and

FOXHOLLOW TECHNOLOGIES, INC.

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EXECUTION VERSION

AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT

This Amended and Restated Collaboration and License Agreement (as may be amended from time to time, this “Agreement”) dated as of September 26, 2006, (the “Restatement Date”) is entered into by and between Merck & Co., Inc., a New Jersey corporation, having offices at One Merck Drive, Whitehouse Station, New Jersey (“Merck”), and FoxHollow Technologies, Inc., a Delaware corporation, having offices at 740 Bay Road, Redwood City, California (“FHT”), and amends and restates in its entirety that certain Collaboration and License Agreement, effective as of September 15, 2005 (the “Original Effective Date”), between Merck and FHT (the “Original Agreement”).

Background:

FHT and Merck desire to amend and restate the Original Agreement on the terms and subject to conditions set out in this Agreement. In connection with the execution of this Agreement, Merck also shall purchase common stock of FHT on the terms and conditions set forth in that certain Stock Purchase Agreement executed as of the Restatement Date (the “Stock Purchase Agreement”).

NOW, THEREFORE, Merck and FHT agree as follows:

ARTICLE 1 DEFINITIONS. Unless specifically set forth to the contrary in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“Affiliate” means (a) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck or FHT; or (b) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck or FHT; or (c) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (a) or (b).

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1.2	“Alignment Committee” is defined in Section 2.2.3.

1.3	“Background Package” means the background package submitted to the FDA for the end-of-Phase II meeting between Merck (or its Affiliate) and the FDA to prepare for implementation of a Phase III Clinical Trial.

1.4	“Biological Samples and Data” means:

(a)	biological material (“Material”) directly obtained from human or animals, or derivatives of such materials, and collected or tested under the Collaboration Program, including during the period from September 15, 2006 until the Effective Date.

Examples of Material include [ * ] and [ * ] contained in the [ * ], and all [ * ] that meets [ * ], and all [ * ], as well as any [ * ] from [ * ] or [ * ]; and

(b)	information generated from the testing or use of Material, or information concerning the source of such Material (“Data”).

Examples of such Data include [ * ] concerning or resulting from the [ * ] of any Material. This includes [ * ] found in [ * ] at different [ * ], and all [ * ], as well as any [ * ].

1.5	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.6	“Calendar Year” means each successive period of twelve (12) months starting on January 1 and ending on December 31.

1.7	“Cardiovascular Device” means a Device for the treatment or diagnosis of a disease of the blood vessels or heart.

1.8	“Change of Control” as the meaning assigned thereto under the Stock Purchase Agreement.

1.9	“Collaboration Program” means the activities undertaken by the Parties under this Agreement during the Collaboration Program Term. All work to be conducted by FHT under the Collaboration Program shall be conducted at the request or approval of Merck, as further described in Section 2.1.

1.10	“Collaboration Program Budget” means the budget for activities to be undertaken by FHT under the Collaboration Program, as described in Section 5.3.

1.11	“Collaboration Program Clinical Study” or “CPCS” means a clinical study conducted under the Collaboration Program in accordance with a protocol that has been approved by Merck.

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1.12	“Collaboration Program Inventions and Results” means:

(a)	all Biological Samples and Data;

(b)	all Inventions, protocols, results, data, discoveries, formulas, know-how and trade secrets, including any biomarkers or surrogate markers, assays, tests, clinical trial methodologies, or procedures (in each case whether patentable or otherwise) that were generated in the course of or arise from the performance of the Collaboration Program, including during the period from September 15, 2006 until the Effective Date, or resulting from the analysis of Biological Samples and Data during the Collaboration Program Term or Tail Period, including during the period from September 15, 2006 until the Effective Date; and

(c)	any improvements or enhancements to, or subsequent inventions resulting from, any of the items described in clauses (a) and (b) to the extent such improvements, enhancements or inventions are generated during the Collaboration Program Term or Tail Period or during the period from September 15, 2006 until the Effective Date; provided, however the term “Collaboration Program Inventions and Results” shall not apply to, and shall exclude, FHT Independent Inventions and Improvements, Excluded Merck Compound Rights, and Merck Independent Inventions and Improvements.

1.13	“Collaboration Program Patent Rights” means any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention, provisional applications, and applications for certificates of invention) claiming any Collaboration Program Invention and Results.

1.14	“Collaboration Program Term” means the duration of the Collaboration Program, as described more fully in Section 2.8.

1.15	“Combination Product” means a product containing both a Therapeutic Product as well as one or more active ingredients that are other than a Profiled Compound. All references to Product in this Agreement shall be deemed to include Combination Products.

1.16	“Contract Year” means a year of 365 days (or 366 days in a leap year) beginning on the Effective Date and ending one year thereafter and so on, year-by-year.

1.17	“Control” with respect to intellectual property or tangible property rights (e.g., compounds or information), means the legal authority (whether by ownership or license, other than pursuant to this Agreement) of a Party to grant access to, or a license or sublicense of such intellectual property rights or tangible property.

1.18	“CPCS Samples and Data” is defined in Section 2.4.8(c).

1.19	“CRO” means a contract research organization.

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1.20	“Data” is defined in Section 1.3.

1.21	“DDMAC” means the FDA’s Division of Drug Marketing, Advertising, and Communications.

1.22	“Device” means a mechanical device that FHT owns or controls.

1.23	“Dose Ranging Product” means a Therapeutic Product that achieved Therapeutic Product Development Milestone [ * ] described in Section 5.4[ * ], and Therapeutic Product Development Milestone [ * ] described in Section 5.4[ * ].

1.24	“Effective Date” means the Closing Date, as defined in the Stock Purchase Agreement.

1.25	“EMEA” means the European Medicines Agency.

1.26	“Enhanced Label Product” means a Therapeutic Product with respect to which any Collaboration Inventions and Results are contained in both: (i) [ * ]; and (ii) [ * ] used by Merck or its Affiliates in the United States for such Therapeutic Product.

1.27	“Exceptions to the Exclusive Field” are set out in Attachment B.

1.28	“Excluded Claim” is defined in Section 9.7.6.

1.29	“Excluded Merck Compound Rights” means all Merck NCEs (and any uses, formulations or enhancements to the same), and all data on Merck NCEs.

1.30	“Exclusive Field” means the conduct of any Exclusive Field Activity, but excluding all Exceptions to the Exclusive Field.

1.31	“Exclusive Field Activity” means each of those activities set out in Attachment A.

1.32	“Exclusivity Maintenance Payment” is defined in Section 5.2.2.

1.33	“FDA” means the United States Food and Drug Administration.

1.34	“FHT Collaboration Program Inventions and Results” means all Collaboration Program Inventions and Results discovered, developed or invented solely by employees of FHT, or other persons not employed by Merck acting on behalf of FHT.

1.35	“FHT Collaboration Program Patents” means all Collaboration Program Patent Rights that claim FHT Collaboration Program Inventions and Results.

1.36	“FHT Exclusivity Period” is defined in Section 2.9.

1.37

“FHT Independent Inventions and Improvements” means: (a) FHT-Controlled technology, methods, devices, and systems for the excision of plaque; (b) the TALON Registry (excluding any Material contained therein that meets the Sample Criteria); (c) any improvements to the items listed in (a) created under the Collaboration Program or

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independent of the Collaboration Program but after the Original Effective Date; and (d) FHT patents, patent applications and know-how covering any of the foregoing.

1.38	“Filing” means the acceptance by the first Regulatory Authority of an NDA for filing.

1.39	“First Commercial Sale” means, with respect to any Product or Test, the first sale for end use or consumption of such Product or Test in a country, excluding, however, any sale or other distribution for use in clinical trials.

1.40	“FTE” means the equivalent of a full-time FHT or Merck employee’s work time in full working days over a 12-month period (including normal vacations, sick days and holidays, but excluding weekends), provided that one person can only account for a single FTE, regardless of the number of hours such person works on Collaboration Program activities, or non-Collaboration Program activities. The portion of an FTE year devoted by a FHT or Merck employee to the Collaboration Program shall be determined by dividing the number of full working days during any 12-month period devoted by such employee to the Collaboration Program by the total number of working days of such employee during any such 12-month period.

1.41	“FTE Rate” means the amount that Merck will pay FHT in a Contract Year to support one FTE assigned to the Collaboration Program during such Contract Year. The FTE Rate will be [ * ] per FTE for each of the first two Contract Years. [ * ]

1.42	“Image-Enhancing Agent” means a combination of: (i) a vector (the source of specificity, including but not limited to, small molecules, peptides, polymers, proteins, antibody fragments, antibodies); and (ii) a reporter (the source of physical detection; including, but not limited to, radionuclides, optical chromophores, gadolinium complexes, iron oxide particles, iodine or tungsten containing compounds, ultrasound bubbles).

1.43	“Indication” means a separate and distinct disease or medical condition in humans (a) which a Therapeutic Product is intended to treat, and/or prevent, where the Therapeutic Product is either in Phase III Clinical Trials, or is the subject of an NDA; and/or (b) for which a Therapeutic Product has received Marketing Authorization (meaning that such Indication is contained in the Therapeutic Product’s labeling approved by a Regulatory Authority as part of the Marketing Authorization for such Product).

1.44	“Information” means all information and data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party under this Agreement.

1.45	“Initial FHT Exclusivity Period” is defined in Section 2.9.

1.46	“Initial Term” is defined in Section 2.8.

1.47	“Initiation” means, with respect to a Phase III Clinical Trial, the administration of the first dose to the first patient in such Phase III Clinical Trial.

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1.48	“Invention” means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice in the course of the activities of the Collaboration Program, including during the period from September 15, 2006 until the Effective Date.

1.49	“Joint Collaboration Program Inventions and Results” means all Collaboration Program Inventions and Results discovered, developed or invented jointly by employees of Merck and FHT, or others acting on behalf of Merck and FHT.

1.50	“Joint Patent Rights” means all Collaboration Program Patent Rights that claim Joint Collaboration Program Inventions and Results.

1.51	“Labeled Product” means any Therapeutic Product with respect to which any Collaboration Inventions and Results are contained in the [ * ], but are not contained in [ * ] used by Merck or its Affiliates in the United States for such Therapeutic Product.

1.52	“Major Indication” means any of the following Indications: [ * ].

1.53	“Major Market” means any the following: United States of America, Japan, and either (i) the European Union, in the case of EMEA centralized procedure for drug approval, or (ii) France, Germany, Italy, the United Kingdom, or Spain, in the case where Merck or its Affiliates does not make use of the EMEA centralized procedure for drug approval.

1.54	“Marketing Authorization” means all approvals necessary from the relevant Regulatory Authority to market and sell a Therapeutic Product or Test (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell Product or Test in a country).

1.55	“Material” is defined in Section 1.4.

1.56	“Merck Collaboration Program Inventions and Results” means all Collaboration Program Inventions and Results discovered, developed or invented solely by employees of Merck, or other persons not employed by FHT acting on behalf of Merck.

1.57	“Merck Collaboration Program Patents” means all Collaboration Program Patent Rights that claim Merck Collaboration Program Inventions and Results.

1.58	“Merck Independent Inventions and Improvements” means (a) Merck-Controlled compounds (including Merck NCEs), methods of treatment, analysis technology, clinical specimens (other than Biological Samples and Data), biomarkers, and assays; (b) any improvements on the same created under the Collaboration Program or independent of the Collaboration Program but after the Original Effective Date; and (c) Merck (including Affiliate) patents, patent applications, and know how covering any of the foregoing.

1.59	“Merck NCE” means any Merck-Controlled Profiled Compound that has not received FDA approval for sale as a human use product at the time it is studied in the Collaboration Program.

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1.60	“NDA” means a New Drug Application, Biologics License Application, or Marketing Application Authorization, or similar application or submission for Marketing Authorization filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in country or in group of countries within the jurisdiction of the Regulatory Authority.

1.61	“Non-Cardiovascular Device” means a Device other than a Cardiovascular Device.

1.62	“Original Agreement” is defined in the preamble.

1.63	“Original Effective Date” is defined in the preamble.

1.64	“Original Agreement Period” means the period between the Original Effective Date and the Effective Date.

1.65	“Party” means Merck or FHT, and “Parties” shall mean Merck and FHT.

1.66	“Patent Rights” means both the FHT Collaboration Program Patent Rights and FHT’s interest in the Joint Collaboration Program Patent Rights.

1.67	“Permitted Cardiovascular Applications or Indications” is defined on Attachment B, but expressly excludes de novo atherosclerosis and acute coronary syndrome.

1.68	“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

1.69	“Phase III Clinical Trial” means a human clinical trial that is pivotal to Filing and satisfies the requirements of 21 CFR 312.21(c).

1.70	“Phase III Ready” means that a drug has completed [ * ].

1.71	“Product” means each of the Dose Ranging Product, Labeled Product and Enhanced Labeled Product, and each “Products” means all such products, collectively. “Product” also includes any Combination Product.

1.72	“Product Net Sales” means the gross invoice price of Product sold by Merck, its Affiliates and their respective sublicensees to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

1.72.1	trade and quantity discounts other than early pay cash discounts;

1.72.2	returns, rebates, chargebacks and other allowances;

1.72.3	the standard inventory cost of devices or delivery systems used for dispensing or administering Product (such as syringes or inhalation devices, but not packaging);

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1.72.4	sales commissions paid to Third Party distributors and/or selling agents, in amounts customary to the trade and to the extent allocable to the Product;

1.72.5	retroactive price reductions that are actually allowed or granted; and

1.72.6	a fixed amount equal to [ * ] to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges.

With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the gross invoice price of Product(s) containing the same strength of Profiled Compound sold, without other active ingredients. If the Therapeutic Product contained within any Product is not sold separately, Net Sales shall be calculated on the basis of the gross invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the [ * ] and the denominator of which shall be the [ * ] in the Combination Product. Inventory cost shall be determined in accordance with Merck’s regular accounting methods, consistently applied. The deductions set out in Sections 1.72.1 through 1.72.6 will be applied in calculating Net Sales for a Combination Product. If Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products

1.73	“Profiled Compound” means any chemical compound (including but not limited to small molecules, proteins, antibodies and therapeutic nucleic acids): (a) for which Biological Samples and Data is generated concerning such compound’s effectiveness; or (b) the discovery, identification or development of which utilizes or is based upon Collaboration Program Inventions and Results.

1.74	“Project Leader” is defined in Section 2.2.1.

1.75	“Project Manager” is described in Section 2.2.2.

1.76	“Promotional Material” means any material for promotion of a Therapeutic Product in the United States that Merck prepares and that it is required to submit to DDMAC on FDA transmittal Form 2253 (pursuant to 21 CFR 314.81) for a Therapeutic Product, including brochures, booklets, detailing pieces, advertisements published in journals, magazines, other periodicals and newspapers, or broadcast through media such as radio, television, and telephone communications systems, to the extent Merck (or its Affiliate) has approved and obtains FDA approval for same for use in the United States.

1.77	“Prospective Registry” means the tissue and data collection registry created under the Collaboration Program, as more fully described in Section 2.4.2.

1.78	“Regulatory Authority” means the FDA, EMEA, and, with respect to Japan, the Japanese governmental regulatory authority involved in granting approvals for the

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manufacturing, marketing, reimbursement and/or pricing of a Product or Test in the Japan, and any successor governmental authority having substantially the same function.

1.79	“Restatement Date” is defined in the preamble.

1.80	“Restenosis Drug” means a [ * ] therapy directed to [ * ].

1.81	“Sample Criteria” is defined in Section 2.4.4.

1.82	“Securities Act” has the meaning given such term in the Stock Purchase Agreement.

1.83	“Significant Event” is described in Section 8.2.1 (c).

1.84	“Stock Purchase Agreement” is defined in the Preamble.

1.85	“Tail Period” means the [ * ] month period immediately following the end of the Collaboration Program Term.

1.86	“TALON Registry” means: (a) FHT’s multi-center registry designed to capture and archive patient outcomes data, as well as all biological material, such as excised plaque using FHT technology, and (b) any and all de-identified patient-related clinical and demographic data corresponding to such biological material, as well as any genetic, and genomic data associated with such collections. TALON Registry is further described in Attachment C.

1.87	“Territory” means all of the countries in the world, and their territories and possessions.

1.88	“Test” means (a) a prognostic test [ * ], to the extent such test was developed, discovered or identified by Merck using, or incorporates, Collaboration Program Inventions and Results; and/or (b) a diagnostic test [ * ]; and/or (ii) [ * ]; to the extent such test was developed, discovered or identified by Merck using, or incorporates, Collaboration Program Inventions and Results.

1.89	“Test Net Sales” mean the gross invoice price of Tests sold by Merck, its Affiliates and their respective sublicensees to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

1.89.1	trade and quantity discounts other than early pay cash discounts;

1.89.2	allowances actually credited to such Third Party for spoiled, damaged, outdated or returned Tests; and

1.89.3	a fixed amount equal to [ * ] of the amount invoiced to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges.

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If Merck sells a Test in the form of kit containing items developed, discovered or identified by Merck using Collaboration Inventions and Results, together with other diagnostic or prognostic items that were developed, discovered or identified without the use of Collaboration Invention and Results, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to such Test kits to fairly reflect the value of the Collaboration Inventions and Results relative to the other items in the Test kit.

1.90	“Therapeutic Product” means any pharmaceutical or biological preparation in final form containing a Profiled Compound for: (a) sale by prescription, over-the-counter or any other method; or (b) administration to human patients in a Phase III Clinical Trial.

1.91	“Third Party” shall mean an entity other than Merck and its Affiliates, and FHT.

1.92	“Valid Product Patent Claim” means a claim of an issued and unexpired Merck-Controlled patent claiming the composition of matter of a Product which claim has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which decision is not appealable or has not been appealed within the time allowed for appeal, and which claim has not been disclaimed, denied or admitted by Merck to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.93	“Valid Test Patent Claim” means a claim of an issued and unexpired claim within the Collaboration Program Patents Right which claim has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which decision is not appealable or has not been appealed within the time allowed for appeal, and which claim has not been disclaimed, denied or admitted by Merck to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

ARTICLE 2 COLLABORATION PROGRAM.

2.1	General. FHT and Merck shall engage in and conduct the Collaboration Program on the terms and subject to the conditions set out in this Agreement. Merck shall be responsible for providing the overall direction of the Collaboration Program, and all Collaboration Program activities shall require the prior approval of Merck. In the event of disputes between the FHT and Merck with respect to the implementation of Collaboration Program activities, FHT will have final decision-making authority with respect to the methods and procedures for harvesting and collecting of tissue, and Merck shall have the final decision-making authority with respect to all other matters, subject to any and all provisions in this Agreement that explicitly require FHT’s consent or approval of particular decisions.

2.2	Collaboration Program Oversight and Management.

2.2.1	Project Leaders. The project leaders (“Project Leaders”) for the Collaboration

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Program are [ * ] for FHT, and [ * ] for Merck. The Project Leaders shall have responsibility for providing day-to-day direction and oversight of the Collaboration Program, documenting Collaboration Program assignments and results, and presenting each of the Parties with periodic progress reports (but no less than once per Calendar Quarter) describing the work performed and the results achieved to date on the Collaboration Program. Each Party is entitled to designate a replacement Project Leader reasonably acceptable to the other Party, but shall notify the other Party in writing as soon as practicable upon the changing of its Project Leader.

2.2.2	Project Manager. Following the Effective Date, Merck shall have the right to designate a Merck employee to serve as the project manager (the “Project Manager”) of the Collaboration Program. The Project Manager shall coordinate day-to-day Collaboration Program activities, track expenses incurred in the performance of Collaboration Program activities against the established Collaboration Program Budget for such activities, provide the Project Leaders with reports on such expenses on a quarterly basis, or more frequently as the Parties may agree, and make recommendations to the Project Leaders with respect to the operation of the Collaboration Program.

2.2.3	Alignment Committee. Promptly following the Effective Date, the Parties will establish a joint committee (the “Alignment Committee”) with equal representation from FHT and Merck of no less than two representatives each (who may be substituted or replaced by alternates at any time). The Alignment Committee will act as a non-decision making forum for periodic review, assessment and discussions concerning the progress of the Collaboration Program, and is intended to provide the Parties with an opportunity to draw on each other’s experience and knowledge relevant to the Collaboration Program. The Alignment Committee will meet in accordance with schedule established by mutual agreement of the Parties, but at least twice per Contract Year during the Collaboration Program Term, with the location for such meetings alternating between Merck and FHT facilities (or such other location as may be determined by the Alignment Committee. Alternatively, the Alignment Committee may meet by means of teleconference, videoconference or other communication equipment.

2.3	General Collaboration Program Responsibilities.

2.3.1

FHT will have the obligation to conduct all Collaboration Program activities reasonably requested by Merck, and to use commercially reasonable efforts to conduct such activities within the timeframes reasonably requested by Merck, provided that Merck complies with its funding obligations in accordance with Section 5.3. Notwithstanding the foregoing, any request by Merck that FHT perform Collaboration Program activities shall be subject to FHT’s consent, not to be unreasonably withheld, only to the extent FHT in good faith determines that performing such activities within the requested timeframe would not be practicable due to availability of appropriate FTEs. It is understood and agreed

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that FHT in no way guarantees the scientific results of any activities conducted under the Collaboration Program. FHT and Merck each shall conduct its Collaboration Program obligations and activities in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and attempt to achieve their respective objectives efficiently and expeditiously. FHT and Merck shall each proceed diligently with the work under the Collaboration Program by using its respective good faith efforts to allocate sufficient time, effort, equipment and facilities to the activities assigned to each Party under the Collaboration Program. Merck and FHT shall each use personnel with sufficient skills and experience as are required to accomplish the Collaboration Program in accordance with the terms of this Agreement.

2.3.2	Merck is entitled to utilize the services of its Affiliates and Third Parties to perform its Collaboration Program activities; provided that Merck shall notify in writing FHT periodically as to the identify of any such Merck Affiliates and Third Parties to the extent not previously disclosed to FHT. FHT shall be entitled to utilize the services of Third Parties to perform its Collaboration Program activities only upon Merck’s prior written consent. Notwithstanding any such consent or pre-approval, both Parties shall remain at all times fully liable for its respective responsibilities under the Collaboration Program. Each Party certifies that it has not, and will not, employ or otherwise use in any capacity the services of any person debarred under United States law, including but not limited to Section 21 USC 335a, in performing any portion of its Collaboration Program responsibilities.

2.4	Specific Collaboration Program Responsibilities. Without limiting the generality of the foregoing Section 2.3, the following Collaboration Program tasks are examples of the Parties’ responsibilities under the Collaboration Program.

2.4.1	TALON Registry Biological Samples and Data. FHT shall own the TALON Registry. During the Collaboration Program Term FHT shall be responsible for maintaining the TALON Registry, and shall be responsible for providing access to Merck to the Biological Samples and Data resulting from the TALON Registry.

2.4.2	Prospective Registry Components. FHT shall be responsible for collecting the components of the Prospective Registry. Merck agrees and acknowledges that FHT has performed tasks and deliverables required of it pursuant to the Original Agreement with respect to the deliverables owed with respect to the Prospective Registry during the Initial Term of the Original Agreement. Following the Effective Date, with respect to any additional Prospective Registry, FHT shall be responsible for collecting the components of the Prospective Registry. The Parties anticipate that the Prospective Registry will be made up of Biological Samples and Data collected from the following sources:

(a)	CPCS subjects who were not provided with any drug compounds,

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including any Merck NCEs;

(b)	TALON Registry Materials and Data that meet the Sample Criteria;

(c)	Peripheral arterial disease and coronary disease plaque excision procedures conducted by or on behalf of FHT after the Original Effective Date that do not involve the study of Profiled Compounds. This category will be made up of Biological Samples and Data collected by physicians using FHT’s excision devices; and

(d)	Carotid endarterectomy plaque excision procedures or excisions of any other tissue excised by or on behalf of FHT after the Original Effective Date that do not involve the study of Profiled Compounds. This category will be made up of Biological Samples and Data collected by physicians using FHT’s excision devices.

2.4.3	Ownership and Delivery of Prospective Registry Material and CPCS Samples and Data. Notwithstanding anything to the contrary in this Agreement, Merck shall solely own the Material contained in the Prospective Registry and the CPCS Samples and Data. From time to time during the Collaboration Program Term as reasonably requested by Merck and in accordance with Merck’s reasonable instructions, FHT shall transfer to Merck the Prospective Registry Material and the CPCS Samples and Data, along with a complete set of Data associated with such Material.

2.4.4	Sample Criteria. As part of the Prospective Registry protocol, Merck and FHT shall establish criteria (“Sample Criteria”) that Biological Samples and Data comprising the Prospective Registry are intended to meet. Any TALON Registry Biological Samples and Data meeting the Sample Criteria shall be included in the Prospective Registry.

2.4.5	Compounds and Biological Sample Analysis.

(a)	Compounds. Merck shall be responsible for, and shall bear the cost of, providing compounds to be profiled in the Collaboration Program or used in any CPCS.

(b)	Collaboration Program Plaque Analysis. Merck, itself or through its Affiliates, shall be responsible for analyzing Biological Samples and Data in an effort to establish plaque biomarkers of atherosclerotic disease activity. Merck’s Collaboration Program plaque analysis responsibilities, include, but are not limited to, histology, all forms of protein and gene expression analysis, and all forms of lipid content analysis.

(c)

Non-Collaboration Program Plaque Analysis. Merck will provide up to [ * ] for plaque analysis for the sole purpose of supporting FHT Device innovation as permitted by Section 2.4.12 and 2.4.13. Merck shall provide

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such plaque analysis services [ * ]. If [ * ], Merck shall [ * ]. Merck will own the data results of any plaque analysis Merck performs under this Section 2.4.5(c), provided that FHT shall have the right to use the results of such analysis solely for FHT Device innovation, regulatory filings in support of such Device approval, and promotion of such Devices. FHT shall retain ownership of any plaque samples analyzed by Merck under this Section 2.4.5(c).

2.4.6	Regulatory Matters.

(a)	During the Collaboration Program Term and thereafter, Merck shall be solely responsible for, and shall bear the cost of, preparing and submitting registration dossiers for Therapeutic Products, Products and Tests in the Territory; provided, that Merck shall provide FHT with the regulatory reports as described in Section 2.6.1.

(b)	Merck shall, by way of the Project Leaders, keep FHT periodically and reasonably informed of Merck meetings with the FDA involving discussions of Collaboration Program Inventions and Results in connection with milestone events set out in Sections 5.4 and 5.5. [ * ]

(c)	Merck shall have sole discretion as to the regulatory strategy and decision making for any Therapeutic Product, Product or Test; provided however, that during the Collaboration Program Term, Merck shall consider in good faith any and all FHT recommendations regarding regulatory strategy with respect to the use of Collaboration Program Inventions and Results.

(d)	All Marketing Authorizations shall be held by and in the name of Merck (or its Affiliates), and Merck (or its Affiliates) shall solely own all regulatory submissions in connection therewith.

2.4.7	Clinical Trial Methodology. The Parties shall collaborate on efforts to:

(i)	study and collect Biological Samples and Data, and optimize Biological Samples and Data handling and processing; and

(ii)	develop methodologies for designing and conducting clinical trials involving [ * ]

The results of such efforts shall be deemed Collaboration Program Inventions and Results.

2.4.8

Collaboration Program Clinical Studies. FHT is responsible for conducting Collaboration Program Clinical Studies. All CPCSs must be performed under the direction and control of Merck, in accordance with the terms of the applicable Merck-approved study protocol. Each CPCS involving a Merck NCE shall be performed under a separate Clinical Study Agreement based on the form of

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agreement attached as Attachment D to this Agreement and executed by the appropriate parties. FHT shall conduct each CPCS in compliance with all FDA regulations relating to Good Clinical Practice and Clinical Trials, and other applicable regulations.

(a)	CPCS Protocols. Merck shall be responsible for writing all protocols for CPCSs involving Merck NCEs and other Merck-Controlled compounds. Merck and FHT shall determine which Party shall be responsible for writing non-Merck NCE CPCS protocols on a case-by case basis. FHT shall be responsible for obtaining all necessary approvals and appropriate informed consents, in writing, for the collection of Biological Samples and Data for each CPCS. All protocols authored by FHT shall be in writing and reviewed and approved by Merck. In addition, Merck has the right to approve informed consents for each CPCS involving Merck NCEs and other Merck-Controlled compounds.

(b)	Responsibility for CPCS Resources. Once Merck has approved a CPCS protocol, FHT shall make available scientific and managerial personnel with sufficient expertise and experience necessary to coordinate and conduct the CPCS. FHT shall have the right to use a CRO to conduct a Collaboration Program Clinical Study, provided that: (i) Merck consents in advance; (ii) the CRO agrees to use only facilities approved in advance by Merck; (iii) the CRO is retained by FHT pursuant to a written agreement; and (iv) the terms of such agreement are approved by Merck (not to be unreasonably withheld). During a given Contract Year, to the extent Merck approves the use by FHT of the services of a CRO in the conduct of any CPCS, the Collaboration Program Budget shall be revised in accordance with Section 5.3.1.

(c)	CPCS Samples and Data. FHT shall use commercially diligent efforts to collect, pursuant to one or more CPCS, and deliver to Merck Biological Samples and Data meeting Merck-specified quality control criteria (the “CPCS Samples and Data”).

2.4.9	Agreements with Third Parties. If during the Collaboration Program Term FHT believes that one or more Third Parties may possess skills, technology or intellectual property of use to the Parties in the conduct of the Collaboration Program, it shall identify such Third Party to the Merck, and Merck shall determine in good faith whether or not it should enter into discussions with such Third Party to collaborate with, or license intellectual property from, such Third Party (a “Third Party Collaboration Agreement”). Without limiting the generality of the foregoing, Merck agrees that, in the event that FHT presents to Merck a Test business opportunity, Merck will consider such opportunity in good faith.

2.4.10	Image-Enhancing Agents. Notwithstanding Section 8 of Attachment A and

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Section 2.9.1, if FHT, or Merck, determines that the use of Collaboration Program Inventions and Results would be useful in the development of Image-Enhancing Agents (non-OCT Agents), it shall so inform the other Party, and where the Parties agree in writing, they will collaborate on the development of such Image-Enhancing Agents. If as a result of such collaboration, Merck and FHT develop Image-Enhancing Agents suitable for commercialization as stand-alone products, or for sale to Third Parties to be sold into the market in combination with other services or products of such Third Parties, all revenue generated from the sale of such Image-Enhancing Agents would be shared on a [ * ] basis as between Merck and FHT, and where a Third Party also contributes to such product, as further agreed by the Parties, taking into consideration the contribution of such Third Party. In such event, the direct costs associated with the development of such Image-Enhancing Product would also be shared on a [ * ] basis as between Merck and FHT, and to the extent one Party had expended funds in excess of [ * ], the other Party would reimburse such overage costs. Merck shall further have the right to count any amounts reimbursed to FHT for its expenses associated with such development towards its funding requirements set forth in Section 5.3.3. The terms of this Section 2.4.10 shall only apply to Image-Enhancing Agents not covered by Section 2.4.11.

2.4.11	OCT Image-Enhancing Agents; Catheters.

(a)	Notwithstanding Section 8 of Attachment A and Section 2.9.1, if FHT or Merck determines that the use of Collaboration Program Inventions and Results would be useful in the development of Image-Enhancing Agents comprised of a reporter, with or without a vector, for use with optical coherence tomography (“OCT”), it shall so inform the other Party and [ * ]. Where the Parties so agree, they will then collaborate pursuant to a separate agreement or work plan on the development and commercialization of such Image-Enhancing Agents (“OCT Agents”).

(b)	If the Parties do agree to so collaborate, and Merck and FHT develop OCT Agents suitable for commercialization as stand-alone products, or for sale to Third Parties to be sold into the market in combination with other services or products of such Third Parties, all [ * ] generated from the sale of such OCT Agents would [ * ] as between Merck and FHT. In such event, the [ * ] as between Merck and FHT, and to the extent one Party had [ * ], the other Party would [ * ]. Merck shall further have the right to count any amounts reimbursed to FHT for its expenses associated with such development towards its funding requirements set forth in Section 5.3.3.

(c)

If the Parties do agree to so collaborate , FHT shall also have the right to work with a Third Party on behalf of the Collaboration Program with the sole purpose of developing the [ * ]; provided that (i) FHT shall not have the right to disclose Collaboration Program Inventions and Results or

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Merck Information to such Third Party; (ii) all plaque analysis done as part of the FHT work with such a Third Party will [ * ]; and (iii) any such [ * ] developed as a result of FHT’s work with such Third Party would be considered Collaboration Program Inventions and Results arising as part of the Collaboration Program, and [ * ] according to the negotiated agreement referred to in Section 2.4.11(a), subject to such payments as are required to be paid to such Third Party for its contribution to such [ * ]. [ * ] associated with such development of the [ * ] would be [ * ] in the manner set forth above.

(d)	If Merck declines to so participate in the collaborative development and commercialization of such OCT Agents with FHT, FHT would nonetheless have the right to independently develop and commercialize such OCT Agents, either by itself or with one or more Third Parties, subject to Section 2.4.11(e) and to the remainder of this Section 2.4.11(d). FHT shall not have the right to use Collaboration Inventions and Results in connection with the development and/or commercialization of such OCT Agent, without the express written approval of Merck. Any such approval would only be for [ * ], and in no event shall FHT have the right to disclose Collaboration Program Inventions and Results to any Third Party. If FHT obtains Merck’s approval for the proposed use of Collaboration Inventions and Results, and FHT develops an OCT Agent suitable for commercialization, Merck would be entitled to [ * ] arising from the sale of such OCT Agents if the development and/or commercialization of such OCT Agents made use of any Collaboration Program Inventions and Results. Taking into consideration the contribution of such Collaboration Program Inventions and Results in the development and/or commercialization of the resulting OCT Agent, Merck and FHT would negotiate in good faith the exact [ * ] Merck would have the right to receive under this Section 2.4.11(d).

(e)	If, after Merck declines to so participate in the collaborative development and commercialization of such OCT Agents with FHT, FHT independently develops and commercializes such OCT Agents, either by itself or with one or more Third Parties, without the use of Collaboration Program Inventions and Results, Merck shall [ * ] arising from the sale of such OCT Agents.

(f)	It is expressly understood that [ * ] on the development of OCT Agents, but that [ * ]. In addition, during such time as Merck and FHT have an active program ongoing with respect to the development and commercialization of an OCT Agent, [ * ]. For clarity, the foregoing sentence [ * ]. Merck shall also [ * ], provided Merck [ * ], and [ * ] in such work. If [ * ] (meaning that [ * ]), FHT will notify Merck accordingly and Merck would no longer be subject to the obligations set forth in this Section 2.4.11(e).

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(g)	In addition if Merck desires to use an OCT catheter in connection with the testing, development or use of a Merck drug, and FHT owns or controls at such time an FDA-approved, and commercially available diagnostic OCT catheter, then [ * ] any Third Party with respect to the use of such Third Party’s OCT catheter.

2.4.12	Delivery of Non-Oral Drugs by Device to Improve Clinical Performance of Non-Cardiovascular Devices. As set forth in Section 2.9.2, FHT shall have the right to identify and use non-orally delivered drugs for local, non-systemic delivery by a Device in order to improve the clinical performance of any Non-Cardiovascular Device (“Non-Cardiovascular Device Drugs”) and to develop such combination product of a Non-Cardiovascular Device and Non-Cardiovascular Device Drug, subject at all times to the terms of this Section 2.4.12. If FHT desires to work with one or more Third Parties to identify and/or develop such Non-Cardiovascular Device Drugs (each such effort, a “Drug Delivery Opportunity”), FHT shall not have the right to so proceed with such Third Party without the consent of Merck, such consent not to be unreasonably withheld. Merck shall consider such Drug Delivery Opportunity in good faith. Examples of scenarios where it would be [ * ], would include, but not be limited to, the following:

(a)	the drug which is the subject of such Drug Delivery Opportunity [ * ].

(b)	The non-oral drug which is the subject of such Drug Delivery Opportunity [ * ].

(c)	The Third Party proposed by FHT for such Drug Delivery Opportunity is [ * ].

(d)	FHT’s work on such Drug Delivery Opportunity would [ * ] under the Collaboration Program, as determined by [ * ].

2.4.13	Delivery of Non-Oral Drug via Cardiovascular Device to Improve Clinical Performance of Cardiovascular Device. As set forth in Section 2.9.2, FHT shall have the right to identify and use non-orally delivered drugs for local, non-systemic delivery by a Device in order to improve the clinical performance of any Cardiovascular Device for use in a Permitted Cardiovascular Application or Indication (“Cardiovascular Device Drugs”) and to develop the combination product of a Cardiovascular Device and Cardiovascular Device Drugs, subject at all times to the terms of this Section 2.4.13. If FHT desires to work with one or more Third Parties to identify and develop Cardiovascular Device Drugs, FHT first shall so inform Merck, and the following will apply:

(a)	If Merck at such time Controls a drug [ * ], which drug either (i) has been [ * ] or (ii) is [ * ] but either is [ * ], then, should Merck desire to [ * ], FHT will [ * ], on [ * ], prior to [ * ].

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(b)	If (i) Merck at such time Controls no drug which meets the criteria set forth in Subsection 2.4.12(a) above, or (ii) if Merck and FHT proceed with respect to a Merck-Controlled drug as provided under Section 2.4.12(a), [ * ], then in either case, FHT shall have the right to proceed with a Third Party with respect to the development and commercialization of a Cardiovascular Device Drug if such Third Party owns or controls either:

(i)	a drug in the same class as the proposed [ * ], or

(ii)	an unapproved drug in the same class that is [ * ].

2.4.14	De Novo Atherosclerosis Drugs. FHT is not entitled to work with Third Parties to develop drugs for the treatment of de novo atherosclerosis, including the treatment of acute coronary syndrome, unless and until agreed to by Merck.

2.5	FHT Representations Regarding Use of Biological Samples and Data.

With respect to any Biological Samples and Data that have been or are to be collected by FHT and provided by FHT for use in the Collaboration Program, FHT represents, warrants and covenants (i) that it has complied, or shall comply, with all applicable laws, guidelines and regulations relating to the collection and/or use of the Biological Samples and Data and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Biological Samples and Data in the manner contemplated under this Agreement. FHT shall provide documentation of such approvals and consents upon Merck’s request. FHT further agrees that such Biological Samples and Data may be used as contemplated in this Agreement without any obligations to the individuals or entities (“Providers”) who contributed the Biological Samples and Data, including, without limitation, any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with, or commercial use of, the Biological Samples and Data.

2.6	Records and Reports.

2.6.1	Records. FHT and Merck shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Collaboration Program by FHT and Merck, respectively, provided, however, Merck is entitled to mask or de-identify all Merck Excluded Merck Compound Rights. FHT will transfer all CPCS data to Merck’s clinical trial data base, in accordance with procedures to be established by the Parties. In addition, during and after the Collaboration Program Term, Merck shall provide FHT with periodic reports fully and properly reflecting the use of Collaboration Program Inventions and Results in connection with milestone events set out in Sections 5.4 and 5.5.

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2.6.2	Copies and Inspection of Records. Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of FHT referred to in Section 2.6.1, and shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1. Each Party shall have the right to arrange for its employees and/or consultants involved in the activities contemplated hereunder to visit the offices and laboratories of the other Party during normal business hours and upon reasonable notice, and to discuss the Collaboration Program work and its results in detail with the appropriate technical personnel.

2.7	Rights to Collaboration Program Inventions and Results. The entire right, title and interest in:

2.7.1	FHT Independent Inventions and Improvements shall be owned solely by FHT;

2.7.2	Merck Independent Inventions and Improvements and Excluded Merck Compound Rights shall be owned solely by Merck;

2.7.3	FHT Collaboration Program Inventions and Results shall be owned solely by FHT, and are subject to Merck’s exclusive license rights under Section 3.1.3;

2.7.4	Merck Collaboration Program Inventions and Results shall be owned solely by Merck, and are subject to FHT’s non-exclusive license rights under Section 3.2; and

2.7.5	Joint Collaboration Program Inventions and Results shall be owned jointly by FHT and Merck, and together with FHT’s joint interest in such Joint Collaboration Program Inventions and Results, are subject to Merck’s exclusive license rights under Section 3.1.3.

Inventorship will be determined in accordance with the United States laws of inventorship.

2.8	Collaboration Program Term. The initial term of the Collaboration Program (the “Initial Term”) means the period starting on the Original Effective Date and ending on the fourth anniversary of the Effective Date, subject to early termination as provided in Article 8. Merck shall have the right, in its sole discretion, to extend the term of the Collaboration Program for additional 12-month periods by notifying FHT in writing of its decision to extend at least thirty (30) days before the end of the then current term. The Initial Term and subsequent extension terms (if exercised by Merck) are collectively referred to as the “Collaboration Program Term.” Notwithstanding the foregoing, no extension of the Collaboration Program Term pursuant to this Section 2.8 shall be permitted to the extent it would extend the end of the Collaboration Program Term beyond the fifteenth (15th) anniversary of the Effective Date.

2.9	Exclusive Efforts and Exceptions.

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2.9.1	Exclusive Field Activities; FHT Exclusivity Period.

(a)	During the FHT Exclusivity Period (as defined below), neither FHT nor its Down-Stream Affiliates will conduct, either itself or themselves, or with or through any Third Party, any Exclusive Field Activity other than pursuant to the Collaboration Program; provided, however, that to the extent FHT acquires a Person who becomes a Down-Stream Affiliate and at the time of such acquisition, such Person was conducting one or more Exclusive Field Activities, FHT shall not be in breach of this Section 2.9.1(a) provided that it [ * ], or [ * ] of such acquisition transaction.

(b)	The “FHT Exclusivity Period” shall mean the period starting on the Original Effective Date and ending on the fourth anniversary of the Effective Date, provided, however, that if Merck elects to extend the term of the Collaboration Program beyond the Initial Term as provided in Section 2.8, for such extension year, and only in such event, Merck is also entitled, in its sole discretion, to extend the FHT Exclusivity Period, on a Contract Year-by-Contract Year basis, for each year so extended, up to eleven (11) additional Contract Years, by notifying FHT in writing of its decision to so as part of the notification to FHT to extend the Collaboration Program due under Section 2.8, and making the annual Exclusivity Maintenance Payment described in Section 5.2.3 for each such extension year. The initial FHT Exclusivity Period and subsequent renewal terms (if and to the extent able to be exercised by Merck) are collectively referred to as the “FHT Exclusivity Period.” Where Merck fails to so notify FHT of its desire to extend, or fails to pay the annual Exclusivity Maintenance Payment as provided in Section 5.3.3, FHT’s obligations under Section 2.9.1(a) shall terminate. For clarity, extensions of the FHT Exclusivity Period pursuant to this Section 2.9.1(b) are entirely dependent upon Merck’s extension of the term of the Collaboration Program Term pursuant to Section 2.8.

(c)	In any event, following the fifteenth (15th) anniversary of the Effective Date, FHT will no longer be obligated under the restrictions set forth in Section 2.9.1(a).

(d)	As used in this Section 2.9.1, “Down-Stream Affiliate” means any Person that FHT controls (as term is used in and construed under Rule 144 under the Securities Act) directly, or indirectly through one or more intermediaries; provided in no event shall a Down-Stream Affiliate be deemed to include any Person that acquires all or substantially all of the voting stock or securities, or assets of FHT.

2.9.2	Exceptions to the Exclusive Field.

(a)	Notwithstanding Section 2.9.1, FHT shall have the right, either itself or

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with any Third Party but subject to Sections 2.4.10, 2.4.12, and 2.4.13, to conduct any and all of the activities set forth in Attachment B – Exceptions to the Exclusive Field, at any time.

2.10	No Encumbrances. FHT shall not encumber or convey any rights to Collaboration Program Inventions and Results or Patent Rights.

ARTICLE 3 LICENSES; EXCHANGE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION.

3.1	FHT License Grants to Merck.

3.1.1	License to Conduct the Collaboration Program. FHT hereby grants Merck a non-exclusive license under FHT Independent Inventions and Improvements, for the sole purposes of enabling Merck to conduct the Collaboration Program activities assigned to Merck or its Affiliates under this Agreement. The foregoing license may be sublicensed to Merck Affiliates and to Third Parties acting on behalf of Merck.

3.1.2	Exclusive Access to and Use of Biological Samples and Data. In consideration of the fees received under the Original Agreement, FHT hereby grants Merck and its Affiliates an exclusive, perpetual right to access, test, profile, analyze and use all Biological Samples and Data within the TALON Registry as Merck deems scientifically appropriate.

3.1.3	Exclusive License Grant under FHT Collaboration Program Inventions and Results.

FHT hereby grants to Merck an exclusive (even as to FHT and its Affiliates, but subject to FHT retaining such rights as are necessary to conduct its activities under the Collaboration Program), sublicensable license in the Territory under the Patent Rights, the FHT Collaboration Program Inventions and Results and the Joint Collaboration Program Inventions and Results, for any and all uses, subject to the milestones and royalties described in Sections 5.4 and 5.5

3.1.4

Non-Exclusive License Grants. If the making, having made, use, offer for sale, sale or import by Merck, its Affiliates and sublicensees of Therapeutic Products or Tests would infringe during the term of this Agreement a claim of issued letters patent either in existence as of the Original Effective Date, or claiming priority to an application in existence as of the Original Effective Date and Controlled by FHT and which patents are not otherwise covered by the license grant in this Article 3, FHT hereby grants to Merck, to the extent FHT is legally able to do so, a non-exclusive, royalty-free license in the Territory under such issued letters patent for Merck, to develop, make, have made, use, sell, offer for sale or import Therapeutic Products, Products and Tests in the Territory. Such non-exclusive

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license is sublicensable, but only to the extent the sublicensee is acting on behalf of Merck or a Merck Affiliate.

3.2	Merck License Grant to FHT to Conduct the Collaboration Program. Merck hereby grants FHT a non-exclusive license under (i) Merck Collaboration Program Inventions and Results, (ii) Merck Collaboration Program Patents, and (iii) Merck Independent Inventions, and Improvements for the sole purpose of enabling FHT to conduct the Collaboration Program activities assigned to FHT under this Agreement. The foregoing license may be sublicensed with the consent of Merck to Third Parties (including CROs) acting on behalf of FHT.

3.3	No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications owned or licensed by the other Party or its Affiliates.

ARTICLE 4 CONFIDENTIALITY AND PUBLICATION.

4.1	Nondisclosure Obligation. All Information disclosed by one Party to the other Party under this Agreement shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth in this Agreement without the prior written consent of the disclosing Party, except to the extent that such Information:

4.1.1	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

4.1.2	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

4.1.3	is subsequently disclosed to the receiving Party, with no restrictions on further disclosure, by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

4.1.4	is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records;

4.1.5	is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Therapeutic Products or Tests, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

4.1.6

is disclosed to Affiliates, agents, consultants, and/or other Third Parties on a need-to-know basis for purposes reasonably necessary or advisable for the research and development, manufacturing and/or marketing of Therapeutic Product and Test

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(or for such entities to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than ten (10) years; or

4.1.7	is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by law, regulation, or judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 4.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by law, regulation, judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 4.1 and the Party disclosing such Information shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.

4.2

Publication. Except as may be permitted under Section 4.3, or as required to file for and prosecute Patent Rights pursuant to Article 7, and subject to Merck’s compliance with the terms of this Section 4.2, FHT shall not have the right to publish or disclose information regarding Excluded Merck Compound Rights or Collaboration Program Inventions and Results without Merck’s prior written consent. Merck and FHT each acknowledge the other Party’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 4.1, either Party, its employees or consultants wishing to make a publication or presentation disclosing Collaboration Program Inventions and Results during the Collaboration Program Term shall deliver to the other Party a copy of the proposed written publication or an outline of a presentation at least sixty (60) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for

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patent reasons, or to remove trade secrets or confidential business information or (b) to request a reasonable delay in publication or presentation in order to protect patentable information or to protect confidential business information, or if such proposed publication or presentation would, [ * ]. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of ninety (90) days to enable patent applications protecting each Party’s rights in such information to be filed in accordance with Article 7. Upon expiration of such ninety (90) days, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of the applicable trade secret or confidential business information prior to submission of the publication or presentation. Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed, academic journals at the time of the proposed publication. Any publication or presentation made pursuant to this Section 4.2 shall acknowledge the contributions made by the reviewing Party.

4.3	Publicity/Use of Names. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law or regulation to which the Party concerned is subject, provided, that in any event the disclosing Party shall use good faith efforts to give the non-disclosing Party an opportunity, with reasonable advance notice, to review and comment on any proposed disclosure, where practicable. Notwithstanding the foregoing, each Party shall be entitled to announce the execution of this Agreement using the press release attached as Attachment E. Neither disclosures of information for which consent has previously been obtained, nor information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, will require advance approval.

4.4	Data Privacy and Security.

4.4.1	Notwithstanding anything to the contrary in Sections 4.1 or 4.2, FHT and Merck shall hold in confidence any data collected or produced in connection with the Collaboration Program which identifies or could be used to identify an individual natural person (“Personal Data”), except as required or permitted under this Agreement, or to the extent necessary to be disclosed to regulatory agencies as part of the review process. In addition, notwithstanding anything to the contrary in Sections 4.1 or 4.2 or the foregoing sentence, FHT and Merck each shall comply with all applicable laws and regulations, as amended from time to time, with respect to the collection, use, storage, protection and disclosure of any Personal Data, including without limitation, the Health Insurance Portability and Accountability Act (HIPAA) and the regulations promulgated thereunder (the “Personal Data Laws”).

4.4.2	FHT and Merck agree to ensure that all appropriate technical and organizational

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measures are taken to protect Personal Data against loss, misuse, and any unauthorized, accidental, or unlawful access, disclosure, alteration or destruction, including without limitation, implementation and enforcement of administrative, technical and physical security policies and procedures applicable to Personal Data.

4.4.3	Merck may use [ * ].

ARTICLE 5 COLLABORATION PROGRAM FUNDING, MILESTONES AND ROYALTIES

5.1	Original Agreement Fees; Waivers. FHT acknowledges that Merck has satisfied in full of all of its payment obligations under Sections 5.1, 5.2 and 5.3 of the Original Agreement, and has no further payment obligations to FHT under such Sections. FHT hereby unconditionally and irrevocably releases Merck from and waives any claims related thereto. Merck acknowledges that FHT has satisfied its performance under the Initial Term of the Original Agreement and unconditionally and irrevocably releases FHT from and waives any claims related to FHT’s performance under the Original Agreement.

5.2	Exclusivity Fees.

5.2.1	As consideration for FHT’s exclusive efforts in the Exclusive Field, in accordance with Section 2.9, Merck shall make a one-time upfront payment of ten million dollars ($10,000,000.00) no later than thirty (30) days after the Effective Date, and additional ten million dollar ($10,000,000.00) payments on each of the 1st, 2nd, and 3rd anniversaries of the Effective Date.

5.2.2	If, in accordance with Section 2.9, Merck has the right, and does exercise its right to extend the FHT Exclusivity Period for one or more additional Contract Years beyond the Initial FHT Exclusivity Period, as consideration for FHT’s exclusive efforts in the Exclusive Field for each such extension year of the FHT Exclusivity Period, Merck shall pay to FHT the greater of (i) ten million dollars ($10,000,000.00); or (ii) all royalties and milestones due under the Agreement for each such Contract Year (the “Exclusivity Maintenance Payment”). Each or any such annual Exclusivity Maintenance Payment shall be paid in advance of the Contract Year to which it applies, and no later than the applicable anniversary of the Effective Date. Any royalties and milestones due under the Agreement for a Contract Year during an extension of the Exclusivity Period by Merck in accordance with Section 2.9 shall only be paid to the extent that such royalties and milestones exceed ten million dollars ($10,000,000.00) in the aggregate for such Contract Year.

5.2.3

If in any Contract Year following the expiration of the Initial FHT Exclusivity Period Merck does not pay FHT the applicable annual Exclusivity Maintenance Payment, the FHT Exclusivity Period shall end, and FHT will no longer be subject to the obligations set forth in Section 2.9.1. Expiration of the FHT

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Exclusivity Period shall not otherwise impact the rights and obligations of the Parties under this Agreement.

5.2.4	Merck shall in no event be entitled to extend the FHT Exclusivity Period beyond the 15th anniversary of the Effective Date.

5.3	Collaboration Program Budget and Funding.

5.3.1	Promptly following the Effective Date, and thereafter in advance of the start of each subsequent Contract Year during the Collaboration Program Term, the Project Leaders will develop a written budget in support of all Collaboration Program activities to be conducted under this Agreement for such Contract Year (a “Collaboration Program Budget”), and submit such Collaboration Program Budget to Merck for its review, comment and [ * ]. The Collaboration Program Budget shall reflect all estimated Collaboration Program costs for such upcoming Contract Year ([ * ]), including the number FHT FTEs assigned to the Collaboration Program for such period, and the [ * ]. FTE costs will be budgeted at the FTE Rate, plus [ * ]. Non-FTE related Collaboration Program costs incurred by FHT will also incur [ * ], provided, however the [ * ]. For the purposes of this Section 5.3.1, [ * ] are defined as:

(1)	[ * ].

(2)	[ * ].

(3)	[ * ].

5.3.2	In accordance with each such annual Collaboration Program Budget, Merck will provide FHT with funding at [ * ] for Collaboration Program activities to be performed during such [ * ]. Collaboration Program funding unspent at the end of any Calendar Quarter will be applied towards the next [ * ]. If, in carrying out its Collaboration Program activities in a Calendar Quarter, FHT incurs expenses in excess of the Collaboration Program funding received by FHT for such [ * ], FHT will so notify Merck (via the Project Manager), and to the extent such excess expenses were approved by Merck, Merck will pay FHT a [ * ] equal to such [ * ] after FHT incurs such approved expense. Merck will not be responsible for providing any Collaboration Program funding for activities taking place before the Effective Date. In addition, FHT shall reimburse Merck for any unspent Collaboration Program funding upon a termination of the Agreement.

5.3.3

Merck agrees to conduct the Collaboration Program and, through the Collaboration Program Budget, provide Collaboration Program funding to FHT for a period of at least four (4) Contract Years from the Effective Date. In each Contract Year of the initial 3-year period following the Effective Date, the Collaboration Program funding payable to FHT under the Collaboration Program Budget shall not fall below [ * ] per Contract Year and not less than sixty million

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dollars ($60,000,000.00) over such 3 year collaboration period. In Contract Year 4 of such 4-year period (and in any subsequent Contract Year thereafter during the Collaboration Program Term), Merck shall not be obligated to fund a guaranteed level of funding, but would be limited to those costs and expenses actually incurred by FHT (including the mark-up described in Section 5.3.1) in accordance with the Collaboration Program Budget. Merck is entitled to extend the Collaboration Program Term beyond this four year period, on a Contract Year by Contract Year basis as provided in Section 2.8. FHT’s obligation to perform Collaboration Program activities and Merck’s obligation to fund Collaboration Program activities as described in this Section 5.3.3 would continue in any extension of the Collaboration Program Term. The obligation of Merck to provide FHT with the minimum amount of Collaboration Program funding described in this Section shall no longer apply in the event that Merck, in good faith, determines that FHT has [ * ], but only if such [ * ] either (a) is the result of [ * ] or (b) such [ * ] in a given Contract Year. In such event, Merck’s Collaboration Program funding obligations would be limited to those costs and expenses [ * ] in accordance with the Collaboration Program Budget.

5.3.4	FHT will keep (and cause its agents performing Collaboration Program services to keep) true, accurate and complete records of costs and expenses in sufficient detail to permit determination of the costs of such goods and services, and will supply the Project Manager with evidence of such costs to enable the Project Manager to monitor and report on such expenses. In addition, at the request of Merck, FHT will permit Merck or its independent certified accountants to have access during ordinary business hours to such of FHT’s records (and records of its agents) as may be necessary to substantiate the accuracy or appropriateness of the expenses charged to Merck and the conformance of such expense to the Collaboration Program Budget. If there is a dispute between Merck and FHT concerning the accuracy or appropriateness of the charges for Collaboration Program services and materials charged by FHT, a Party may submit the dispute to arbitration by a mutually agreed-upon accounting firm. If the Parties cannot agree upon the selection of such accounting firm within [ * ] of notice of the intention to submit such dispute to arbitration, the selection shall, upon application of either Party, be made by the President of the American Arbitration Association.

5.4	Therapeutic Product Development Milestones. Merck shall pay FHT the following amounts no later than thirty (30) days following completion of the following Product development milestones:

(a)	Therapeutic Product Milestone 1: Merck will make a milestone payment to FHT on [ * ] for each Therapeutic Product, [ * ], if Merck included [ * ] in the [ * ] it submitted to the FDA for such [ * ]. The milestone payable is:

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(i)	[ * ] if the [ * ] included in the [ * ] are [ * ] in support of [ * ] for that Therapeutic Product’s entry into [ * ]; or

(ii)	[ * ] if the [ * ] included in the [ * ] do not provide support for [ * ].

(b)	Therapeutic Product Milestone 2: Merck will pay a milestone of [ * ] on [ * ] of the [ * ] for each Therapeutic Product with a Major Indication in the first Major Market, if [ * ] are included in that [ * ].

(c)	Therapeutic Product Milestone 3: Merck will pay a milestone of [ * ] on the [ * ] for each Therapeutic Product with a Major Indication in the first Major Market, if [ * ] are included in that Therapeutic Product’s NDA.

5.5	Test Product Development Milestones.

Merck shall make the following milestone payments to FHT no later than thirty (30) days following completion of the following Test development milestones:

(a)	Test Milestone 1: Merck will pay a milestone of [ * ] to FHT on [ * ] in the first Major Market.

(b)	Test Milestone 2: Merck will pay a milestone of [ * ] to FHT on [ * ] in the first Major Market.

5.6	Therapeutic Product and Test Development Milestones – General. The Therapeutic Product development milestones set out in Section 5.4 and the Test Development milestones set out in Section 5.5 are payable [ * ], upon the [ * ] of each such milestone by a [ * ] or a [ * ], provided, that in no event will any milestones be payable after the [ * ] of the Original Effective Date (i.e., [ * ]. Different Therapeutic Products shall be differentiated based upon whether they contain [ * ] as an [ * ] compared to another Therapeutic Product. Different Tests shall be differentiated based upon whether they contain [ * ] within [ * ] as compared to another Test.

For the purposes of clarity, the Parties acknowledge and agree, that Merck may develop and commercialize [ * ] in various [ * ], or as a [ * ], and that all [ * ] of [ * ] containing the same [ * ], whether as the [ * ] or in a [ * ], shall be considered the same [ * ] for determining any milestone payments due.

5.7	Royalties on Test and Product Sales. Subject to the terms and conditions of this Agreement, Merck shall pay FHT the following royalties:

(a)	Royalties of Test Net Sales: [ * ] of total annual worldwide Net Sales of Tests in the Territory.

(b)	Royalties of Product Net Sales: royalties calculated on [ * ] basis in an amount equal to:

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(i)	Labeled Products – [ * ] of total annual worldwide Net Sales of Labeled Product in the Territory.

(ii)	Dose Ranging Product – [ * ] of total annual worldwide Net Sales of Dose Ranging Product in the Territory.

(iii)	Enhanced Label Products

(1)	[ * ] of [ * ] of each Enhanced Label Product in the Territory [ * ]; and

(2)	[ * ] of [ * ] of each Enhanced Label Product in the Territory [ * ].

5.8	Royalties – General.

5.8.1	Product royalties shall be based only on the highest tier achieved (Labeled Products, Dose Ranging Products or Enhanced Label Products); royalty tiers are not additive.

5.8.2	Royalty Term:

(a)	Test Royalty Term. A royalty shall be payable with respect to a Test in a given country in the Territory only as of the date of First Commercial Sale of such Test in such country, and shall end upon the expiration of the later of: (i) the last-to-expire issued Valid Test Patent Claim on such Test in such country or (ii) [ * ] from First Commercial Sale of such Test in such country, provided, however that in no event will any royalties be payable on Net Sales of Tests occurring after [ * ].

(b)	Product Royalty Term. A royalty shall be payable with respect to a Product in a given country in the Territory only as of the date of First Commercial Sale of such Product in such country, and end upon the expiration of the later: of (i) the expiration date of the last-to-expire issued Valid Product Patent Claim on such Product in such country or (ii) [ * ] from First Commercial Sale of such Product in such country; provided, however that in no event will any royalties be payable on Net Sales of any Product occurring after [ * ].

5.8.3	Conditions on Payment of Royalties. All royalties are subject to the following conditions:

(a)	that only one (1) royalty shall be due in accordance with Section 5.7 with respect to the same unit of Product or Test;

(b)	that no royalties shall be due upon the sale or other transfer among Merck, its Affiliates or sublicensees of Products or Test, but in such cases the

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royalty shall be due and calculated upon Merck’s or its Affiliate’s or its sublicensee’s Net Sales to the first independent Third Party; and

(c)	no royalties shall accrue on the disposition of any Product or Test in reasonable quantities by Merck, its Affiliates or sublicenses as samples (promotion or otherwise), as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose), or for use in a clinical trial.

5.8.4	Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to any Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 5.7, then the royalty rate to be paid by Merck on Net Sales in that country under Section 5.7 shall be reduced to the rate paid by the compulsory licensee.

5.9	Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Product or Test, Merck shall furnish to FHT a quarterly written report for the Calendar Quarter showing the Net Sales of all Products or Tests subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [ * ] following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable to be determined.

5.10	Audits.

5.10.1	Upon the written request of FHT and not more than once in each Calendar Year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by FHT and reasonably acceptable to Merck, at FHT’s expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than [ * ] months prior to the date of such request. The accounting firm shall disclose to FHT only whether the royalty reports are correct or incorrect and the amount of any discrepancy. No other information shall be provided to FHT.

5.10.2	If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within thirty (30) days of the date FHT delivers to Merck such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by FHT.

5.10.3	Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and

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maintain records of sales made pursuant to such sublicense and to grant access to such records by FHT’s independent accountant to the same extent required of Merck under this Agreement.

5.10.4	Upon the expiration of [ * ] months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon FHT, and Merck and its Affiliates and sublicensees shall be released from any liability or accountability with respect to royalties for such year.

5.10.5	FHT shall treat all financial information subject to review under this Section 5.10 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck and/or its Affiliates and sublicensees obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

5.11	Payment Exchange Rate. All payments to be made by Merck to FHT under this Agreement shall be made in United States dollars and may be paid by check made to the order of FHT or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by FHT from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due FHT shall be made at the rate of exchange utilized by Merck in its worldwide accounting system[ * ] in which such sales are recorded by Merck.

5.12	Income Tax Withholding. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Agreement, Merck shall make such withholding payments as may be required and shall subtract such withholding payments from the payments set forth in this Article 5. Merck shall submit appropriate proof of payment of the withholding taxes to FHT within a reasonable period of time.

5.13	Sharing Certain Merck Sublicense Revenue. If Merck grants a Third Party a license or sublicense under any Collaboration Program Patent Rights or to use any Collaboration Program Inventions and Results to enable such Third Party licensee to discover, identify, develop and sell any therapeutic product or any diagnostic or prognostic test then Merck will owe to FHT a percentage of any payments Merck receives as consideration for such license or sublicense, including without limitation upfront fees, milestone fees, and product royalties (“Merck Licensing Revenue”) as follows:

(i)	[ * ] of Merck Licensing Revenue received by Merck from the Third Party in consideration for a license or sublicense to discover, identify, develop and sell any therapeutic product.

(ii)	[ * ] of Merck Licensing Revenue received by Merck from the Third Party in consideration for a license or sublicense to discover, identify, develop and sell any diagnostic or prognostic test.

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ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Restatement Date and Effective Date:

6.1.1	it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

6.1.2	this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

6.2	FHT Representations and Warranties. FHT represents and warrants to Merck that as of the Restatement Date and Effective Date:

6.2.1	it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Collaboration Program Inventions and Results, or the TALON Registry and the Biological Samples and Data contained therein;

6.2.2	to the best of FHT’s knowledge, it is the sole and exclusive owner of the TALON Registry all of which are free and clear of any liens, charges and encumbrances that would have a material effect on the Collaboration Program, and no other Person, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to the same;

6.2.3	there are no judgments or settlements against or owed by FHT and no pending (or, to the best of FHT’s knowledge, threatened) claims or litigation relating to FHT Independent Inventions and Improvements and the TALON Registry, and to the best of FHT’s knowledge, the presently contemplated use of FHT Independent Inventions and Improvements under the Collaboration Program does not infringe any intellectual property rights owned or possessed by any Third Party; and

6.2.4	FHT has disclosed to Merck all reasonably relevant information known to FHT regarding the FHT Independent Inventions and Improvements, and the TALON Registry.

6.2.5	FHT represents and warrants that the information on its Devices provided to Merck for the purposes of evaluating the relevance of Third Party intellectual property by Merck is accurate and complete.

6.2.6	neither FHT nor any of its Affiliates is a party to any agreement that would conflict with, or limit in any way, FHT’s ability to perform its obligations under this Agreement.

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ARTICLE 7 PATENT PROVISIONS.

7.1	Independent Inventions and Improvements

7.1.1	FHT is solely responsible, at its sole discretion, for filing, prosecution, maintenance, defense and enforcement of the FHT Independent Inventions and Improvements.

7.1.2	Merck is solely responsible, at its sole discretion, for filing, prosecution, maintenance, defense and enforcement of the Merck Independent Inventions and Improvements.

7.2	Filing, Prosecution and Maintenance of Collaboration Patents.

7.2.1	FHT Collaboration Program Patents:

The terms of this Section 7.2.1 shall apply to all FHT Collaboration Program Patents during the Collaboration Program Term. FHT shall be initially responsible, at its expense, for the filing, prosecution and maintenance in the Territory, upon appropriate consultation with Merck, of the FHT Collaboration Program Patents. FHT shall give Merck an opportunity to review the text of any FHT Collaboration Program Patent before filing, shall consult with Merck with respect thereto, and shall provide Merck with a copy of any FHT Collaboration Program Patents as filed, together with notice of its filing date and serial number. FHT shall keep Merck advised of the status of the actual and prospective patent filings and upon Merck’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. FHT shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of FHT Collaboration Program Patents. If FHT elects not to file, prosecute or maintain a FHT Collaboration Program Patent, FHT shall notify Merck and Merck shall have the right to file, prosecute or maintain such FHT Collaboration Program Patent, at Merck’s sole expense. In such event, FHT shall execute such documents and perform such acts at FHT’s expense as may be reasonably necessary to transfer to Merck the right to perform such filing, prosecution or maintenance.

7.2.2	Merck Collaboration Program Patents: Merck is solely responsible, at its sole discretion, for filing, prosecution, maintenance, defense and enforcement of Merck Collaboration Program Patents.

7.3	Joint Collaboration Program Patents.

7.3.1

Merck shall have the first right to file, prosecute and maintain Joint Collaboration Program Patents. Merck may elect not to file, prosecute, or maintain any Joint Collaboration Program Patents, on a country by country basis, and if so shall notify FHT of that decision. FHT shall reply to such notice within forty-five (45) days, indicating whether it wishes to take over filing, prosecuting and/or

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maintaining of any Joint Collaboration Program Patent that is the subject of the notice. In the absence of a reply within that forty-five (45) day period, Merck has no further responsibility for the Joint Collaboration Patent that is the subject of the notice. If FHT provides a notice assuming responsibility, FHT may subsequently elect not to file, prosecute, or maintain Joint Collaboration Program Patents, on a country by country basis, and if so shall notify Merck of that decision. Merck shall reply to such notice within forty-five (45) days, indicating whether it wishes to take over filing, prosecuting and/or maintaining Joint Collaboration Program Patent that is the subject of the notice. In the absence of a reply within that forty (45) day period, FHT has no further responsibility for the Joint Collaboration Patent that is the subject of the notice.

7.3.2	Each Party shall execute such documents and perform such acts as reasonably necessary for the filing, prosecution or maintenance of Joint Collaboration Program Patents. The Party responsible for the filing, prosecution or maintenance of a particular Joint Collaboration Program Patent (the “Filing Party”) shall give the other Party (the “Non-Filing Party”) an opportunity to review the text of the application before filing, shall consult with the Non-Filing Party with respect thereto, and shall supply the Non-Filing Party with a copy of the application as filed, together with notice of its filing date and serial number. The Filing Party shall keep the Non-Filing Party advised of the status of the actual and prospective patent filings and upon request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. The Filing Party shall promptly give notice of any Joint Collaboration Program Patents grant, lapse, revocation, surrender, invalidation or abandonment.

7.3.3	The Filing Party is responsible for all official fees. Each Party is responsible for its own costs and attorney fees

7.4	Interference, Opposition, Reexamination and Reissue.

7.4.1	Within ten (10) days of learning of any request for, or filing or declaration of, any interference, opposition, reissue or reexamination relating to FHT Collaboration Program Patents, FHT shall inform Merck of such event. Merck and FHT shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. Merck shall have the right to review and approve any submission to be made in connection with such proceeding.

7.4.2	FHT shall not initiate any reexamination, interference or reissue proceeding relating to FHT Collaboration Program Patent Rights without the prior written consent of Merck, which consent shall not be unreasonably withheld.

7.4.3

In connection with any interference, opposition, reissue, or reexamination proceeding relating to FHT Collaboration Program Patent Rights, Merck and FHT will cooperate fully and will provide each other with any information or assistance that either may reasonably request. FHT shall keep Merck informed of

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developments in any such action or proceeding, including, to the extent permissible by law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

7.4.4	FHT shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to FHT Collaboration Program Patent Rights.

7.4.5	For Joint Collaboration Program Patents, the Filing Party is treated in the same manner as FHT is treated in Sections 7.4.1-7.4.4.

7.5	Enforcement and Defense.

7.5.1	Each Party shall give the other party notice of either (i) any infringement of Joint Collaboration Program Patent Rights and FHT Collaboration Program Patent Rights, or (ii) any misappropriation or misuse of Joint Collaboration Program Inventions and Results or FHT Collaboration Program Inventions and Results, that may come to its attention. Merck and FHT shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and FHT, to terminate such infringement or misappropriation or misuse. Each Party shall have the right to be represented by counsel of its own choice and expense.

(a)	FHT, upon notice to Merck, shall have the first right to initiate and prosecute legal action at its own expense and in the name of FHT and/or Merck, or to control the defense of any declaratory judgment action relating to FHT Collaboration Program Patent Rights or FHT Collaboration Program Inventions and Results. FHT shall promptly inform Merck if it elects not to exercise such first right and Merck shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Merck and, if necessary, FHT.

(b)	Merck, upon notice to FHT, shall have the first right to initiate and prosecute legal action at its own expense and in the name of FHT and/or Merck, or to control the defense of any declaratory judgment action relating to Joint Collaboration Program Patent Rights or Joint Collaboration Program Inventions and Results. Merck shall promptly inform FHT if it elects not to exercise such first right and FHT shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of FHT and, if necessary, Merck.

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7.5.2	For any action to terminate any infringement under 7.5.1, if a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary to initiate litigation to prosecute and maintain such action, all at the expense (limited to out-of-pocket costs) of the Party initiating such action. In connection with any action, Merck and FHT will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

7.5.3	Any recovery obtained by [ * ] Merck and FHT in connection with or as a result of any action contemplated by this Section 7.5, whether by settlement or otherwise, shall be shared in order as follows:

(a)	[ * ] shall recoup [ * ] of its costs and expenses incurred in connection with the action;

(b)	[ * ] shall then, to the extent possible, recover [ * ] costs and expenses incurred in connection with the action; and

(c)	the amount of any recovery remaining shall then be allocated between the Parties [ * ] taking into consideration the [ * ].

7.5.4	FHT shall inform Merck of any certification regarding any Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the United States, and shall provide Merck with a copy of such certification within five (5) days of receipt. FHT’s and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 7.5.3 provided, however, that FHT shall exercise its first right to initiate and prosecute any action and shall inform Merck of such decision within ten (10) days of receipt of the certification, after which time Merck shall have the right to initiate and prosecute such action. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and provide input regarding the appropriate course of conduct for such action, and the right to join and participate in such action using its own counsel at its expense.

7.6

Patent Term Restoration. The Parties hereto shall cooperate with each other, including without limitation to provide necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection

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certificates or their equivalents in any country in the Territory where applicable to Patent Rights exclusively licensed to Merck. If elections with respect to obtaining such patent term restoration are to be made, Merck shall have the right to make the election, subject to good faith consultation with FHT, and FHT agrees to abide by such election.

ARTICLE 8 TERM AND TERMINATION

8.1	Effectiveness and Term of Agreement.

8.1.1	Term. This Agreement shall be effective as of the Effective Date and continue in effect for the duration of the Collaboration Program Term until the earlier termination:

(a)	by Merck at any time after the expiration of the Initial Term and during the extended Contract Year where Merck has so elected to extend the Collaboration Program under Section 2.8, in its sole discretion by giving ninety (90) days’ advance written notice to FHT of such termination; or

(b)	by either Party for cause pursuant to Section 8.2.

8.1.2	Effect of Unilateral Termination by Merck. Upon the expiration and non-renewal of the Collaboration Program Term, or if the Collaboration Program Term is terminated by Merck pursuant to Section 8.1.1(a), then:

(a)	Merck retains its exclusive licenses to Biological Samples and Data within the TALON Registry under Section 3.1.2, and Collaboration Program Inventions and Results under Section 3.1.3, and the non-exclusive license under Section 3.1.4, subject to the payment of milestones and royalties, if any, by Merck in accordance with Article 5.

(b)	FHT’s licenses pursuant to Section 3.2 from Merck shall terminate.

(c)	The provisions of Section 2.4.6, 2.6.1 (last two sentences only), and Sections 5.4-5.13 shall survive such termination, in addition to those sections which survive pursuant to Section 8.3.

(d)	Except as specified in this Section 8.1.2 and the surviving obligations specified in Section 8.3, all rights and obligations under this Agreement shall terminate as of such termination date; provided that Merck shall nonetheless be required to reimburse FHT for Merck-approved activities under the Collaboration Program which result in a total cost for a specific Calendar Quarter in excess of that paid in advance by Merck for such Calendar Quarter pursuant to Section 5.4.2. No later than [ * ] after such termination, FHT shall return to Merck any funding in excess of costs incurred by FHT during such Calendar Quarter.

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8.2	Termination for Cause.

8.2.1	Cause for Termination. This Agreement may be terminated at any time during the term of this Agreement:

(a)	upon written notice by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the dispute is resolved pursuant to Section 9.7; and provided, further, that neither Party shall be entitled to terminate this Agreement or any rights and obligations of the Parties hereunder, due to any such breach by the other Party of its obligations under Article 4 (Confidentiality or Publication), but in such case: (i) the non-breaching Party remains entitled to pursue, all rights and remedies at law or in equity available to it (including, but not limited to monetary damages); and (ii) if Merck is the non-breaching Party in such instance, Merck may reduce milestone and/or royalty obligations by the amount of the monetary damages suffered by Merck as a result of the material breach of this Agreement by FHT to the extent those damages have been determined pursuant to Section 9.7, or

(b)	by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

(c)	by Merck, in it sole discretion, within six (6) months following the occurrence of any one of the following events (each, a “Significant Event”), provided that termination on the occurrence of a Significant Event is subject to the provisions of Section 8.2.3:

(i)	Competitors. If at any time prior to the third anniversary of the Effective Date any Person listed on Attachment G of this Agreement (or any successors of any such Person), beneficially owns twenty percent (20%) or more in a circumstance that does not constitute a Change of Control.

(ii)	Departure of Dr. Simpson. If at any time prior to the third anniversary of the Effective Date, Dr. John Simpson, for reasons other than his death or disability, is no longer an officer or director of FHT.

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(iii)	Change of Control. If at any time prior to the third anniversary of the Effective Date there is a Change of Control of FHT.

8.2.2	Effect of Termination for Cause.

(a)	If Merck terminates this Agreement under Section 8.2.1(a) or (b), in addition to any other remedies available to Merck at law or in equity:

(i)	Merck retains the exclusive right to access the TALON Registry (and the Biological Samples and Data contained therein), for any purpose, including to support regulatory filings, and to the extent [ * ] the TALON Registry or any portion of the Prospective Registry or the CPCS Samples and Data, FHT shall [ * ] such [ * ] to Merck in accordance with Merck’s instructions;

(ii)	Merck’s licenses pursuant to Sections 3.1.2, 3.1.3 and 3.1.4 shall become perpetual licenses, subject to continued payment of milestones and royalties thereon as provided in Article 5; provided that, Merck may reduce milestone and/or royalty obligations by the amount of the monetary damages suffered by Merck as a result of the material breach of this Agreement by FHT to the extent those damages have been determined pursuant to Section 9.7, and provided, further, that if such grounds for termination is a material breach of FHT’s exclusivity obligations under Section 2.9, Merck’s licenses pursuant to Sections 3.1.2, 3.1.3 and 3.1.4 shall become perpetual exclusive licenses, and Merck shall only be obligated to pay FHT milestones and royalties following the effective date of such termination at a rate which is [ * ] of the rate that would otherwise be payable pursuant to Article 5 if this Agreement had not been so terminated with respect to either Products and/or Tests;

(iii)	The provisions of Section 2.4.6, 2.6.1 (last two sentences only), and Sections 5.4-5.13 shall survive, in addition to those sections which survive pursuant to Section 8.3.

(iv)	Merck’s obligations under the Collaboration Program shall terminate;

(v)	FHT’s licenses pursuant to Section 3.2 from Merck shall terminate;

(vi)	FHT shall, within thirty (30) days after the effective date of such termination shall return or cause to be returned to Merck all Information in tangible form, as well as any Excluded Merck Compound Rights; and

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(vii)	except as specified in this Section 8.2.2(a) and the surviving obligations specified in Section 8.3, all rights and obligations under this Agreement shall terminate as of such termination date.

(b)	If FHT terminates this Agreement under Section 8.2.1(a) or (b), then in addition to any other remedies available to FHT at law or in equity:

(i)	Merck’s licenses pursuant to Sections 3.1.3 and 3.1.4 shall terminate as of such termination date, and Merck’s exclusive access to the TALON Registry (and any Biological Samples and Data contained therein) shall terminate;

(ii)	FHT’s obligations under the Collaboration Program shall terminate, including, without limitation, its obligations under Section 2.9.1;

(iii)	Merck shall, within thirty (30) days after the effective date of such termination return or cause to be returned to FHT all Information in tangible form; and

(iv)	except as specified in this Section 8.2.2(b) and the surviving obligations specified in Section 8.3, all rights and obligations under this Agreement shall terminate as of such termination date.

(c)	If this Agreement is terminated by Merck pursuant to Section 8.3.1(b) due to the rejection of this Agreement by or on behalf of FHT under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by FHT to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against FHT under the Code, Merck shall be entitled to [ * ], any such [ * ] and all embodiments of such [ * ]. Such [ * ] shall be promptly delivered to Merck (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Merck, unless FHT elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of FHT upon written request therefore by Merck. The foregoing provisions of Section 8.2.2 are without prejudice to any rights Merck may have arising under the Code or other applicable law.

8.2.3	Effect of Occurrence of Significant Event. FHT shall provide written notice to Merck no later than [ * ] following the later of occurrence or public

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announcement of any Significant Event, and upon receipt of such notice, Merck shall have the right, at Merck’s election at any time within six (6) months after such notice to:

(a)	terminate the Collaboration Program Term pursuant to Section 8.2.1(c), in which event:

(i)	all post-termination Collaboration Program funding obligations would cease. Merck would still be responsible for reimbursing FHT for Merck-approved work performed which results in a total cost for a specific Calendar Quarter in excess of that paid in advance by Merck for that Calendar Quarter. No later than sixty (60) days after such termination, FHT shall return to Merck any funding in excess of costs incurred by FHT during such Calendar Quarter.

(ii)	Merck retains the exclusive right to access the TALON Registry (and the Biological Samples and Data contained therein), for any purpose, including to support regulatory filings, and to the extent [ * ] the TALON Registry or any portion of the Prospective Registry or the CPCS Samples and Data, FHT shall [ * ] such [ * ] to Merck in accordance with Merck’s instructions;

(iii)	Merck’s licenses pursuant to Sections 3.1.2, 3.1.3 and 3.1.4 shall become perpetual licenses, subject to continued payment of milestones and royalties thereon as provided in Article 5;

(iv)	The provisions of Section 2.4.6, 2.6.1 (last two sentences only), and Sections 5.4-5.13 shall survive in addition to those sections which survive pursuant to Section 8.3.

(v)	Merck’s obligations under the Collaboration Program shall terminate;

(vi)	FHT’s licenses pursuant to Section 3.2 from Merck shall terminate;

(vii)	FHT shall, within thirty (30) days after the effective date of such termination shall return or cause to be returned to Merck all Information in tangible form, as well as any Excluded Merck Compound Rights; and

(viii)	except as specified in this Section 8.2.3 and the surviving obligations specified in Section 8.3, all rights and obligations under this Agreement shall terminate as of such termination date

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(ix)	FHT shall continue to be obligated under Section 2.9.1, on a Contract Year-to-Contract Year basis, for up to four (4) Contract Years, but only as long as Merck continues to pay to FHT the annual Exclusivity Maintenance Payment with respect to such Contract Year.

(b)	not terminate this Agreement, but following the occurrence of any Significant Event (other than the departure of Dr. John Simpson), Merck shall have the right instead to require FHT and/or the surviving entity, to: (x) segregate all Collaboration Program activities from any pharmaceutical related activities of FHT; and (y) adopt [ * ] procedures to be agreed upon in writing with Merck to prevent the disclosure of all Information of Merck and other information with respect to the development and commercialization of Tests and Products (collectively “Sensitive Information”) beyond FHT personnel having access to and knowledge of Sensitive Information prior to the Significant Event and to control the dissemination of Sensitive Information disclosed after the Significant Event. The purposes of such procedures shall be to strictly limit such disclosures to only those personnel having a need to know Sensitive Information in order for FHT to perform its obligations under this Agreement and to prohibit the use of Sensitive Information for competitive reasons against Merck , including without limitation, the use of Sensitive Information [ * ].

8.3	Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Product(s) or Test(s) sold prior to such expiration or termination. The provisions of Article 4 shall survive the expiration or termination of this Agreement and shall continue in effect for ten (10) years. In addition, the provisions of Article 1, Article 6 (but only to the extent claims arising with respect to such representations and warranties arise based on activities conducted during the term of this Agreement); Article 7 (to the extent provided therein), Article 9 (other than Section 9.11), and Sections 2.4.3, 2.7, and 3.3, shall survive any expiration or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1	Indemnification.

9.1.1

Except to the extent due to the negligence or willful misconduct of Merck, FHT shall indemnify, defend and hold Merck and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any claims of damages, bodily injury, death, or property damage made by a Third Party (a “Third Party Claim”) to the extent arising from: (i) the negligence or willful

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misconduct of FHT under this Agreement; (ii) any liability due to FHT Independent Inventions and Improvements or patent infringement due to FHT’s Collaboration Program activities; (iii) the material breach by FHT of any warranty, representation or obligation of FHT under this Agreement; or (iv) the development, testing, use, marketing, sale, storage or handling by FHT or its representatives or agents (but not Merck or its Affiliates) under this Agreement of any FHT Independent Inventions and Improvements.

9.1.2	Except to the extent due to the negligence or willful misconduct of FHT, Merck shall indemnify, defend and hold FHT and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any Third Party Claim to the extent arising from: (i) the negligence or willful misconduct of Merck, or patent infringement due to Merck’s Collaboration Program activities, under this Agreement; (ii) any liability due to Merck Independent Inventions and Improvements or patent infringement due to Merck’s Collaboration Program activities; (iii) the material breach by Merck of any warranty, representation or obligation of Merck under this Agreement; or (iii) the development, testing, synthesis, use, storage, handling, manufacture or commercialization by Merck or its representatives or agents (but not FHT or its Affiliates) under this Agreement of any Therapeutic Product, Product, Test, Merck NCE, or any Merck Independent Inventions and Improvements.

9.1.3	If a Party (the “Indemnitee”) intends to claim indemnification under this Section, it shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim for which the Indemnitee intends to claim such indemnification. The failure of the Indemnitee to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action shall relieve the Indemnitor of any obligation to the Indemnitee under this Section with respect to any such action. The Indemnitee shall permit the Indemnitor to control the litigation and/or settlement of such Third Party Claim, and cooperate fully with Indemnitor in all matters related thereto, provided that unless agreed by Indemnitee (i) counsel appointed by Indemnitor to defend Indemnitee shall not take any position which if sustained would cause Indemnitee not to be indemnified by Indemnitor and (ii) no settlement will involve any terms binding on Indemnitee except payment of money to by paid by Indemnitor.

9.1.4	Neither Party shall be liable to the other for indirect, consequential, special or punitive damages under this Agreement. Indemnification pursuant to this Section 9.1 shall be the Indemnitees’ sole remedy with respect to Third Party Claims.

9.2

Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor

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disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

9.3	Assignment.

9.3.1	Except as provided in this Section 9.3, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party.

9.3.2	Merck may, without consent of FHT, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of Merck or in its entirety to the successor party connection with a Change of Control.

9.3.3	FHT may, without the consent of Merck, assign this Agreement and its rights and obligations hereunder in whole or in part to any Affiliate of FHT or in its entirety to the successor party in connection with a Change of Control.

provided, that

Any attempted assignment not in accordance with this Section 9.3 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

9.4	Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.5	Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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if to FHT, to:	FoxHollow Technologies, Inc. 740 Bay Road Redwood City, California 94063 Attention: Vice President, Corporate Development Facsimile No.: [ * ]

with a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Attention: Barbara A. Kosacz, Esq. Facsimile No.: (650) 849-7400

if to Merck, to:	Merck & Co., Inc. One Merck Drive P.O. Box 100, WS3A-65 Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Facsimile No.: [ * ]

And	Merck & Co., Inc. One Merck Drive Attention: Chief Licensing Officer P.O. Box 100, WS2A-30 Whitehouse Station, NJ 08889-0100 Facsimile: [ * ]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

9.6	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principals, and the patent laws of the United States.

9.7	Dispute Resolution.

9.7.1

The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim”

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shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

9.7.2	The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

9.7.3	Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

9.7.4	Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

9.7.5	The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

9.7.6	As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

9.8

Entire Agreement; Amendments. This Agreement, together with its Attachments, contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes and cancels all previous express or implied agreements and

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understandings, negotiations, writings and commitments, either oral or written, in respect to that subject matter, including, without limitation, the Original Agreement and in particular, Paragraph 1 of that certain letter agreement by and between the Parties dated September 26, 2006. The Attachments to this Agreement are incorporated in this Agreement by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.

9.9	Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

9.10	No Third Party Beneficiaries. This Agreement is for the exclusive benefit of the Parties, and their respective successors and assigns hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other Person.

9.11	FHT Employees. FHT shall inform Merck on a regular basis as to the status of those FHT employees listed in Attachment F and agrees they shall not terminate or demote any such employees without first notifying Merck of such situation.

9.12	Independent Contractors. It is expressly agreed that FHT and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither FHT nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

9.13	Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

9.14	Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

9.15	Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

9.16

Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, or Attachment shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, or Attachment, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as

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“in this Agreement”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa.

9.17	Business Day Requirements. If a notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to require to be taken on the next occurring business day.

9.18	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Restatement Date.

MERCK & CO., INC.		FOXHOLLOW TECHNOLOGIES, INC.

BY:	/s/ Judy C. Lewent	BY:	/s/ Dr. John Simpson
Judy C. Lewent		Dr. John Simpson

TITLE: Executive Vice President and Chief Financial Officer		TITLE: Chief Executive Officer and Chairman of the Board

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ATTACHMENT A – EXCLUSIVE FIELD ACTIVITIES

The Exclusive Field Activities are any or all of the following:

1.	The collection or study of extracted human tissue (whether atherosclerotic plaque, blood or other biological fluid derived from blood, blood cells, or any other human tissue):

•	for any pharmaceutical, diagnostic, or prognostic use, or for any other research, discovery, development or commercialization purpose, including, but not limited to,

•	Identifying or studying predictive markers or biomarkers (novel or otherwise) or identifying or studying drugs or drug targets for a disease or condition.

•	for use as diagnostic health tools or prognostic health tools.

2.	The conduct of clinical trials with or without administration of a drug to study human tissue (whether atherosclerotic plaque, blood or other biological fluid derived from blood, blood cells, or any other human tissue), and establishment of methodologies to conduct such clinical trials.

3.	The discovery, evaluation, research or development (including clinical study) of drugs, drug targets, diagnostic tools, prognostic tools or targets in any therapeutic area.

4.	The use of any medical device, technology (including assays), or platform Controlled by FHT to identify, discover, research or develop drugs or drug targets.

5.	The use of atherosclerotic plaque, blood or other biological fluid derived from blood, blood cells, or any other human tissue studied or extracted under the terms of the Agreement by any FHT Device or product.

6.	Delivery of drugs via Device (except for: (a) the delivery of a Restenosis Drug via Device as described in Section 4 of Exceptions to Exclusive Field; or (b) as set forth Sections 5 and 6 of the Exceptions to Exclusive Field). However, if after the Effective Date FHT acquires a catheter or device that at the time of acquisition already has been approved by regulatory authorities for the delivery of a specific drug, then the delivery of such drug via such acquired catheter or device will not fall within the scope of the Exclusive Field.

7.	The development and/or commercialization of non-invasive external imaging technologies for use in a procedure in connection with the testing, development or use of a drug.

8.	The development of Image-Enhancing Agents for all forms of vascular imaging, including but not limited to: (a) all intravascular image enhancing reagents developed by FHT; (b) all plaque analysis required for any portion of an image-enhancing reagent development project; and (c) identification of the [ * ], subject the provisions of Section 2.4.10.

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ATTACHMENT B – EXCEPTIONS TO THE EXCLUSIVE FIELD

The exceptions to the Exclusive Field, are:

1.      Mechanical Treatment Devices. The design, development, pre-clinical or clinical testing, or commercialization of any mechanical Device to treat any disease. FHT shall have the right to conduct clinical trials, extract tissue, and analyze extracted tissue (as described below) for the purpose of developing, testing or commercializing such mechanical treatment Device. If a drug is to be used with such Device, Exceptions to Exclusive Field Sections 5 and 6 dictate how those drugs would be selected.

2.      Mechanical Diagnostic Devices. The design, development, pre-clinical or clinical testing, or commercialization of any intravascular catheter-based mechanical diagnostic Device. All plaque analysis required to develop these Devices will be performed by Merck as set forth in Section 2.4.5.

FHT shall have the right to conduct clinical trials for the purpose of developing, testing and commercializing such mechanical diagnostic Device.

If a drug is to be used with such Device, Exceptions to Exclusive Field #5 and #6 dictate how those drugs would be selected.

The use of Image-Enhancing Reagents with such Device is subject to the restrictions and terms and conditions set out in Section 8 of Attachment A, Section 2.4.10, and Section 2.4.11.

With respect to Sections 1 and 2 above of this Attachment B:

•      FHT is not permitted to engage in these mechanical Device activities to evaluate the use of mechanical Devices with drugs for the purpose of treating de novo atherosclerosis or acute coronary syndromes.

•      All plaque analysis performed for the development or commercialization of these products [ * ].

3.      Intravascular Imaging Devices. The design, development, pre-clinical or clinical testing, or commercialization of any intravascular imaging device, to identify, and/or characterize de novo atherosclerotic plaque or restenotic lesions, and which is either (i) used in preparation for removal of those lesions by a Device for therapeutic purposes to improve blood flow, or (ii) comprises a diagnostic catheter.

“Intravascular imaging device” would include [ * ].

4.      Delivery of Restenosis Drugs. FHT is entitled to work with Third Parties in the delivery of Restenosis Drugs via a Device, provided such work only involves the development and commercialization of [ * ].

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5. Delivery of Non-Oral Drugs to Improve Clinical Performance of Non-Cardiovascular Devices. As set out in Section 2.4.12.

6.      Delivery of Non-Oral Drug via Cardiovascular Device to Improve Clinical Performance of Cardiovascular Device.

As set out in Section 2.4.13.

Permitted Cardiovascular Applications or Indications, are:

(1) the following non-atherosclerotic diseases of blood vessels: [ * ].

(2) the following non-atherosclerotic disease of the pericardium: [ * ].

(3) the following non-atherosclerotic disease of the myocardium: [ * ].

(4) the following non-atherosclerotic disease of the endocardium: [ * ].

(5) the following non-atherosclerotic disease of the impulse generation or conduction system: [ * ].

[ * ].

Permitted Cardiovascular Applications or Indications expressly excludes de novo atherosclerosis and acute coronary syndrome.

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EXECUTION VERSION

ATTACHMENT C – DESCRIPTION OF TALON REGISTRY

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EXECUTION VERSION

ATTACHMENT D – FORM OF CLINICAL STUDY AGREEMENT

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This Schedule 2.4.8 is an integral part of the Amended and Restated Collaboration and License Agreement between Merck and Co., Inc. and FoxHollow Technologies, Inc. (the “Collaboration Agreement”) to which it is attached. The rights and obligations set out in this schedule shall be in addition to the rights and obligations set out in the Collaboration Agreement, and may be modified or supplemented in accordance with Section 9.8 of the Collaboration Agreement. All capitalized terms used but not defined in this Schedule have the meanings ascribed to them in the Collaboration Agreement.

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ATTACHMENT E – PRESS RELEASE

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Media Contacts:		Investor Contacts:
Merck:	Christopher Loder	Merck:	Graeme Bell
	Dir., Media Relations		Sr. Dir., Investor Relations
	(908) 423-3786		(908) 423-5185
	christopher_loder@merck.com		graeme_bell@merck.com

FoxHollow:	Robin Gaffney	FoxHollow:	Matt Ferguson
	Dir., Global Brand Strategy & Comm.		Chief Financial Officer
	(650) 421-8614		(650) 421-8449
	rgaffney@foxhollowtech.com		investorrleations@foxhollowtech.com

Merck and FoxHollow Technologies Expand

Scope of Worldwide Strategic Research Collaboration

Merck Commits More Than $100M in Funding and Acquires Stake in FoxHollow

REDWOOD CITY, C.A., and WHITEHOUSE STATION, N.J., Sept. 27, 2006 – FoxHollow Technologies, Inc. and Merck & Co., Inc., today announced that they will expand the scope of their existing strategic collaboration for atherosclerotic plaque analysis and that Merck will acquire a stake in FoxHollow with the purchase of $95 million in common stock, subject to customary closing conditions and clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act.

Under the terms of the expanded collaboration agreement, Merck will pay $40 million to FoxHollow over four years in exchange for FoxHollow’s agreement to collaborate exclusively with Merck in specified disease areas. If Merck extends the collaboration program beyond this period, to continue the exclusive collaboration arrangement, Merck would pay $10 million per year, which may be offset by potential royalty and milestone obligations.

Merck will also provide a minimum of $60 million in funding to FoxHollow over the first three years of the four year collaboration program term, for research activities to be conducted by Fox Hollow under Merck’s direction, including removal of atherosclerotic plaque from patient arteries for analysis, conduct of clinical trials and drug profiling by Merck. FoxHollow will receive milestone payments on successful development of drug products or diagnostic tests utilizing results from the collaboration, as well as royalties.

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In addition, Merck will acquire newly-issued shares of FoxHollow common stock at $29.629 per share, representing approximately an eleven percent stake in the company. FoxHollow will appoint a Merck representative to the FoxHollow Board of Directors, increasing the size of the board to six members, and receive certain protective provisions.

Novel Collaboration Enlarged

It was in September 2005 that FoxHollow and Merck announced the first pharmaceutical-medical device partnership aimed at identifying cardiovascular biomarkers for use as diagnostics and as tools for drug development.

The expanded collaboration remains focused on the analysis of atherosclerotic plaque collected from patients treated with FoxHollow’s SilverHawk™ Plaque Excision System. The scope and magnitude of these studies have substantially increased and other disease areas have now been added. Merck is using these analyses of human atherosclerotic plaque as a means of identifying novel targets to treat atherosclerosis and biomarkers to develop therapies that are in Merck’s pipeline or have been licensed from other partners.

“For the first time in any pharmaceutical company’s history, we have the ability to capture and evaluate atherosclerotic plaque from thousands of patients,” said Peter S. Kim, Ph.D., president of Merck Research Laboratories. “Our first year of collaboration with FoxHollow has given us novel insights into cardiovascular disease, and we’re very pleased to enlarge our relationship today to continue this focus on cardiovascular disease while including other important disease areas as well.”

The expanded collaboration will also enable FoxHollow to use human plaque analysis to enhance the capabilities of its NightHawk™ intravascular plaque imaging system, and accelerate its anti-restenosis drug therapy program.

“Removing and analyzing plaque from patients unlocks a tremendous amount of valuable information that informs research moving forward,” said John Simpson, Ph.D., M.D., CEO of FoxHollow. “Merck’s expertise in cardiovascular medicine makes it uniquely suited to partner with FoxHo llow in this work. We are proud to be working together and welcome Merck’s input on our Board of Directors.” “We hope our collaboration will lead to the development of novel, individualized cardiovascular therapies,” noted Richard C. Pasternak, M.D., vice president of Cardiovascular Research, Merck Research Laboratories, who has worked closely with FoxHollow in the past year. “We look forward to the expansion of what has been a most productive partnership with FoxHollow.”

His words were echoed by Duke Rohlen, FoxHollow’s president of Strategic Operations. “We are passionately committed to improving patient care through the development of innovative and effective treatments,” Rohlen added. “An essential part of that commitment is partnering our device expertise with Merck, an innovative leader in cardiovascular pharmaceutical research and development.”

About FoxHollow Technologies, Inc.

FoxHollow Technologies, Inc. develops and markets minimally invasive plaque excision devices for the treatment of peripheral artery disease (PAD). An estimated 12 million people in the U.S. are thought to suffer from PAD, with 2.5 million patients currently diagnosed. PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain, very limited physical mobility, and limb loss. The company’s SilverHawk system is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. For more information, please visit our website at http://www.foxhollowtech.com.

FoxHollow Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding FoxHollow’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements concerning expansion of the plaque analysis collaboration and expectations regarding payments thereunder and the effect of the collaboration on the development of the NightHawk and FoxHollow’s anti-restensosis drug therapy program are forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause FoxHollow’s actual results to differ materially from the statements contained herein. These potential risks and uncertainties include the risk that the investment by Merck and the collaboration activities under the Merck agreement cannot occur due to either a failure to obtain antitrust clearance under the Hart Scott Rodino act or material adverse changes in FoxHollow’s business that result in its inability to fulfill certain closing conditions under the agreements or that future payments may not be realized due to FoxHollow’s inability to achieve certain milestones under the collaboration agreement. Other risks and uncertainties are included under the captions, “Managements’ Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” in our quarterly report on Form 10-Q as filed with the Securities and Exchange Commission on August 9, 2006, which is on file with the SEC and available on our investor relations website at http://investor.foxhollowtech.com and on the SEC’s website at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. FoxHollow undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck currently discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.

Merck Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2005, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.

# # #

ATTACHMENT F – CERTAIN FHT EMPLOYEES

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ATTACHMENT G— LIST OF COMPANIES

1.	[ * ]

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